SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 19, 2005
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 8.01 - Other Events
The Board of Directors of S&T Bancorp, Inc. declared a $0.29 per share cash dividend at its regular meeting held December 19, 2005. The dividend is payable on January 25, 2006 to shareholders of record on December 30, 2005. This dividend represents a 7.0 percent increase over the same period last year and a 3.0 percent annualized yield utilizing the December 19, 2005 closing stock price of $37.63.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
December 19, 2005	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary